LOCORR INVESTMENT TRUST
THIRD AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

        THIS THIRD AMENDMENT dated as of the 10th day of May, 2013, to the Transfer Agent Servicing Agreement dated as of February 14, 2011, amended December 2, 2011 and April 11, 2013 (the “Agreement”), is entered into by and between LOCORR INVESTMENT TRUST, an Ohio business trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees and the length of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Section 12, Term of Agreement; Amendment and Section 14, Early Termination shall be superseded and replaced with the following:

12.	Term of Agreement; Amendment

This Agreement shall become effective as of May 10, 2013 and will continue in effect for a period of three (3) years.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

       14.  Early Termination

In the absence of any material breach of this Agreement or complete liquidation and termination of the Trust, should the Trust elect to terminate this Agreement prior to the end of the three year term, the Trust agrees to pay the following fees:

a.	all monthly fees through the life of the contract, including the rebate of any negotiated discounts;
b.	all fees associated with converting services to successor service provider;

c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d.	all out-of-pocket costs associated with a-c above

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

LOCORR INVESTMENT TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/Jon C. Essen	By: /s/ Michael R. McVoy

Name: Jon C. Essen	Name: Michael R. McVoy

Title: COO/Trustee	Title: Executive Vice President

Amended Exhibit C to the Transfer Agent Servicing Agreement - LoCorr Investment Trust

TRANSFER AGENT & SHAREHOLDER SERVICES

Service Charges to the Fund*
▪  ase Fee - $xxx / CUSIP / year (for 3 CUSIPS)
(Charges do not begin until each class is both effective AND operational).

▪ SCC Level 3 Accounts	$ xxx / open account / year
▪ o-Load Fund Accounts	$ xxx / open account / year
▪ oad Fund Accounts	$ xxx / open account / year
▪ losed Accounts	$ xxx / closed account / year
▪ ystem Implementation & Setup	$ xxx / CUSIP

Activity Charges
§ mnibus Account Transaction	$ xxx /transaction
§ elephone Calls	$ xxx /minute
§ oice Response Calls	$ xxx /call
§ anual Shareholder Transaction & Correspondence	$ xxx /event
§ aily Valuation/Manual 401k Trade	$ xxx /trade
§ edemption fee tracking (short-term trader)	$ xxx /per account < 90 days
$ xxx /per account < 180 days

Chief Compliance Officer Support Fee (Fund Complex)*
▪  xxx /year

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.